                                                                FILE NO. _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                            ______________________


                                    ZD INC.*
             (Exact name of Registrant as specified in its charter)


           DELAWARE                                               3987754
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                                ONE PARK AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 503-3500
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


If this form relates to the registration of a        If this form relates to the registration of a
 class of securities pursuant to Section 12(b) of    class
 the Exchange Act and is effective pursuant to       of securities pursuant to Section 12(g) of the
 General Instruction A.(c), please check the         Exchange Act is effective pursuant to General
 following box. [X]                                  Instruction A.(d), please check the following
                                                     box. [_]

Securities Act registration statement file number to which this form relates:
333-46493
                                                        (if applicable)
Securities to be registration pursuant to Section 12(b) of the Act:

        Title of Each Class           Name of Each Exchange on Which
        to be so Registered           Each Class is to be Registered
        -------------------           ------------------------------

 Shares of Common Stock, par value   The New York Stock Exchange, Inc.
          $0.01 per share

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      None
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*Upon closing of the offering of the Shares of Common Stock offered pursuant to the Registrant's Registration Statement on Form S-1 (File No. 333-46493), ZD Inc. will be renamed Ziff-Davis Inc.
================================================================================
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          INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the Registrant's Securities is incorporated herein by reference to the discussion under the headings "Description of Capital Stock" and "Certain United States Tax Consequences to Non-U.S. Holders of Common Stock" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-46493) relating to its Common Stock and filed under the Securities Act of 1933, as amended. Copies of such description have been filed with the New York Stock Exchange, Inc.


ITEM 2.    EXHIBITS.

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
Exhibit No.                          Description
-----------                          -----------

      3.1                            Form of Certificate of Incorporation of the Company./*/

      3.2                            Form of By-laws of the Company.*

















--------------------------------------------------------------------------------

----------------------
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/*/Incorporated herein by reference to the corresponding exhibit number in the
Registrant's Registration Statement on Form S-1 (File No. 333-46493) relating to its Common Stock.

                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    ZIFF-DAVIS INC.


                                    By: /s/ Ronald D. Fisher
                                        ------------------------
                                         Ronald D. Fisher
                                         President




Date:  April 22, 1998